Exhibit 1.1

Apple Inc.

$500,000,000 Floating Rate Notes due 2028

$750,000,000 Floating Rate Notes due 2029

$1,000,000,000 4.650% Notes due 2028

$1,000,000,000 4.750% Notes due 2029

$1,000,000,000 4.900% Notes due 2031

$1,250,000,000 5.100% Notes due 2033

$2,000,000,000 5.350% Notes due 2036

Underwriting Agreement

November 5, 2026

Goldman Sachs & Co. LLC
BofA Securities, Inc.
Deutsche Bank Securities Inc.
J.P. Morgan Securities LLC

As representatives of the several Underwriters
named in Schedule I hereto,

c/o Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282-2198

c/o BofA Securities, Inc.
One Bryant Park
New York, NY 10036

c/o Deutsche Bank Securities Inc.
1 Columbus Circle
New York, NY 10019

c/o J.P. Morgan Securities LLC
270 Park Avenue
New York, NY 10017

Ladies and Gentlemen:

Apple Inc., a California corporation (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) $500,000,000 aggregate principal amount of the Company’s Floating Rate Notes due 2028 (the “2028 Floating Rate Notes”), $750,000,000 aggregate principal amount of the Company’s Floating Rate Notes due 2029 (the “2029 Floating Rate Notes” and, together with the 2028 Floating Rate Notes, the “Floating Rate Notes”), $1,000,000,000 aggregate principal amount of the Company’s 4.650% Notes due 2028 (the “2028 Fixed Rate Notes”), $1,000,000,000 aggregate principal amount of the Company’s 4.750% Notes due 2029 (the “2029 Fixed Rate Notes”), $1,000,000,000 aggregate principal amount of the Company’s 4.900% Notes due 2031 (the “2031 Fixed Rate Notes”), $1,250,000,000 aggregate principal amount of the Company’s 5.100% Notes due 2033 (the “2033 Fixed Rate Notes”) and $2,000,000,000 aggregate principal amount of the Company’s 5.350% Notes due 2036 (the “2036 Fixed Rate Notes” and, together with the 2028 Fixed Rate Notes, the 2029 Fixed Rate Notes, the 2031 Fixed Rate Notes and the 2033 Fixed Rate Notes, the “Fixed Rate Notes” and, collectively with the Floating Rate Notes, the “Securities”).

1.
The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)
An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-282937) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Base Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T‑1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Base Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S‑3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Base Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(b)
No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through Goldman Sachs & Co. LLC, BofA Securities, Inc., Deutsche Bank Securities Inc. or J.P. Morgan Securities LLC expressly for use in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement thereto (such information, the “Underwriter Information”);;

(c)
For the purposes of this Agreement, the “Applicable Time” is 5:30 P.M. (Eastern time) on the date of this Agreement; the Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 5(a) hereof, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information;

(d)
The documents incorporated by reference in the Pricing Prospectus and the Prospectus (including, without limitation, the interactive data in eXtensible Business Reporting Language included or incorporated by reference therein), when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto (including, without limitation, the interactive data in eXtensible Business Reporting Language included or incorporated by reference therein), when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(e)
The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any (i) statements or omissions made in reliance upon and in conformity with the Underwriter Information or (ii) statements in or omissions from the part of the Registration Statement that constitutes the Statement of Eligibility and Qualification on Form T-1 of the Trustee under the Trust Indenture Act;

(f)
(i) The Company and its subsidiaries, taken as a whole, have not sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with their business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, (ii) since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any material adverse change in the capital stock or long term debt of the Company and its subsidiaries, taken as a whole, or any Material Adverse Effect, in each case otherwise than as set forth or contemplated in the Pricing Prospectus. For purposes of this Agreement, “Material Adverse Effect” means any material adverse change in or affecting the business of the Company and its subsidiaries, taken as a whole;

(g)
The Company has been (i) duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California, with corporate power and authority to own its properties and conduct its business as described in the Pricing Prospectus and, (ii) except to the extent that the failure to be so qualified or be in good standing in such jurisdictions would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification;

(h)
All of the issued equity interests of each subsidiary of the Company that is a “significant subsidiary” as defined in Rule 405 of the Act (each such subsidiary, a “Subsidiary” and, collectively, the “Subsidiaries”) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except to the extent that such liens, encumbrances, equities or claims would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(i)
Each Subsidiary has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified to transact business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to have such power, be so qualified or be in good standing would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(j)
The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the indenture, dated as of November 1, 2024 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), which is substantially in the form incorporated by reference as an exhibit to the Registration Statement, as supplemented by the Officer’s Certificate, to be dated as of November 9, 2026, in respect of the Securities (the “Officer’s Certificate” and, together with the Base Indenture, the “Indenture”), subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Base Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and legally binding instrument, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and the Officer’s Certificate has been duly authorized by the Company and at the Time of Delivery will be duly executed and delivered by the Company, and when the Officer’s Certificate is duly executed and delivered in accordance with its terms and the terms of the Base Indenture, the Indenture will constitute a valid and legally binding instrument enforceable against the Company in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Securities and the Indenture will conform to the descriptions thereof in the Pricing Disclosure Package and the Prospectus; and at the Time of Delivery, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder;

(k)
The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) will not result in any violation of the provisions of the Restated Articles of Incorporation or Amended and Restated Bylaws of the Company and (iii) will not result in any violation of any statute, order, rule or regulation of any court or governmental agency or body or any administrative agency, regulatory body or other authority (hereinafter referred to as a “Governmental Agency”) having jurisdiction over the Company or any of its properties, except, with respect to (i) and (iii), as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No consent, approval, authorization, order, registration or qualification of or with any such court or Governmental Agency (hereinafter referred to as “Governmental Authorizations”) is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except such as have been obtained under the Act and the Trust Indenture Act and such Governmental Authorizations as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(l)
There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject that are required to be described in the Registration Statement or the Pricing Disclosure Package and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Pricing Disclosure Package or to be filed as exhibits to the Registration Statement that are not described or filed as required;

(m)
The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(n)
(A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or any other offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(o)
The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Base Prospectus comply or will comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement or Pricing Disclosure Package has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby; and

(p)
This Agreement has been duly authorized, executed and delivered by the Company.

2.
Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto at a purchase price of 99.920% of the principal amount of the 2028 Floating Rate Notes, 99.900% of the principal amount of the 2029 Floating Rate Notes, 99.871% of the principal amount of the 2028 Fixed Rate Notes, 99.789% of the principal amount of the 2029 Fixed Rate Notes, 99.709% of the principal amount of the 2031 Fixed Rate Notes, 99.623% of the principal amount of the 2033 Fixed Rate Notes and 99.616% of the principal amount of the 2036 Fixed Rate Notes, plus, in each case, accrued interest, if any, from November 9, 2026 to the Time of Delivery (as defined below) hereunder.

3.
Upon the authorization by you of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

4.
(a) The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to Goldman Sachs & Co. LLC, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Goldman Sachs & Co. LLC at least forty-eight hours in advance, by causing DTC to credit the Securities to the account of Goldman Sachs & Co. LLC at DTC. The Company will cause the certificates representing the Securities to be made available to Goldman Sachs & Co. LLC for review at least twenty-four hours prior to the Time of Delivery (as defined below). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on November 9, 2026 or such other time and date as Goldman Sachs & Co. LLC and the Company may agree upon in writing. Such time and date are herein called the “Time of Delivery”.

(b)
The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters, will be delivered at the offices of Simpson Thacher & Bartlett LLP, 2475 Hanover Street, Palo Alto, CA 94304 (the “Closing Location”), and the Securities will be delivered to DTC or its designated custodian, all at the Time of Delivery. Final drafts of the documents to be delivered pursuant to the preceding sentence will be made available for review by the parties hereto on the New York Business Day next preceding the Time of Delivery. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.
The Company agrees with each of the Underwriters:

(a)
To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Base Prospectus or the Prospectus prior to the Time of Delivery which shall be reasonably disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to prepare a final term sheet, containing solely a description of the Securities, in a form approved by you and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b)
If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be reasonably disapproved by you promptly after reasonable notice thereof;

(c)
Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation, to file a general consent to service of process in any jurisdiction or to subject itself to taxation in any jurisdiction in which it is not so subject;

(d)
On the New York Business Day next succeeding the date of this Agreement, to furnish the Underwriters with electronic copies of the Prospectus and, from time to time during any period when the Prospectus is required to be delivered in connection with the offering and sale of the Securities, to furnish the Underwriters with written copies of the Prospectus in New York City in such quantities as you may reasonably request, if any, (excluding any documents incorporated by reference therein to the extent available through the Commission’s EDGAR system), and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

(e)
To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(f)
During the period beginning from the date hereof and continuing to and including the Time of Delivery or such earlier time as Goldman Sachs & Co. LLC may notify the Company, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to any securities of the Company that are substantially similar to the Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing; and

(g)
To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act.

6.

(a)
(i)
The Company represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 5(a) hereof, without the prior consent of Goldman Sachs & Co. LLC, BofA Securities, Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(ii)
each Underwriter represents and agrees that, without the prior consent of the Company, Goldman Sachs & Co. LLC, BofA Securities, Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of Securities, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus required to be filed with the Commission; and

(iii)
any such free writing prospectus the use of which has been consented to by the Company, Goldman Sachs & Co. LLC, BofA Securities, Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC (other than the final term sheet prepared and filed pursuant to Section 5(a) hereof) is listed on Schedule II(a) hereto;

(b)
The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c)
The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to each of Goldman Sachs & Co. LLC, BofA Securities, Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC and, if requested by Goldman Sachs & Co. LLC, BofA Securities, Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information.

7.
The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Base Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) any fees charged by securities rating services for rating the Securities; (iii) the cost of preparing the Securities; (iv) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; and (v) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8.
The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)
The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the final term sheet contemplated by Section 5(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)
Simpson Thacher & Bartlett LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated the Time of Delivery, in form and substance satisfactory to you, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Pricing Disclosure Package, the Prospectus (together with any supplement thereto) and such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)
Latham & Watkins LLP, counsel for the Company, shall have furnished to you its written opinion and negative assurance letter, each dated the Time of Delivery, in form and substance satisfactory to you, substantially in the forms attached hereto as Annex II(a) and Annex II(b), respectively;

(d)
On the date of the Prospectus at a time prior to the execution of this Agreement, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type customarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Pricing Disclosure Package and the Prospectus;

(e)
(i) The Company and its subsidiaries, taken as a whole, shall not have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with their business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any material adverse change in the capital stock or long term debt of the Company and its subsidiaries, taken as a whole, or any Material Adverse Effect, in each case otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your reasonable judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

(f)
On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 3(a)(62) under the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(g)
On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your reasonable judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

(h)
The Company shall have complied with the provisions of Section 5(d) hereof with respect to the furnishing of prospectuses; and

(i)
The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such time, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such time, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as you may reasonably request.

9.
(a)     The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) an untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in (I) the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information or (II) that portion of the Registration Statement that constitutes the Statement of Eligibility and Qualification on Form T-1 of the Trustee under the Trust Indenture Act.

(b)
Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) an untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)
Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)
If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)
The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10.
(a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus that in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)
If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one tenth of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)
If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one tenth of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.
The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12.
If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.
In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by electronic communication, mail or facsimile transmission to you as the representatives in care of Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department, telephone: 1-866-471-2526, facsimile: 212-902-9316 or by emailing prospectus-ny@ny.email.gs.com; BofA Securities, Inc., 114 West 47th Street, NY8-114-07-01, New York, New York 10036, Attention: High Grade Debt Capital Markets Transaction Management/Legal; facsimile: 212-901-7881; Deutsche Bank Securities Inc., 1 Columbus Circle, New York, NY 10019, Attention: Debt Capital Markets Syndicate, email: dbcapmarkets.gcnotices@list.db.com; and J.P. Morgan Securities LLC, 270 Park Avenue, New York, NY 10017, Attention: Investment Grade Syndicate Desk, facsimile: 212-834-6081; and if to the Company shall be delivered or sent by electronic communication, mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by electronic communication, mail or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14.
This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.
Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.
The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17.
This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18.
THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK.

19.
The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.
This Agreement may be executed by any one or more of the parties hereto in any number of counterparts (which may include counterparts delivered by any standard form of telecommunications), each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

21.
(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b)

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Remainder of page intentionally left blank]

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Apple Inc.

By:	/s/ Michael Shapiro
Name: Michael Shapiro
Title: Corporate Treasurer

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

GOLDMAN SACHS & CO. LLC
BOFA SECURITIES, INC.
DEUTSCHE BANK SECURITIES INC.
J.P. MORGAN SECURITIES LLC

on behalf of each of the Underwriters

goldman sachs & co. llc

By:	/s/ Yasmine Coupal
Name: Yasmine Coupal
Title: Managing Director

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

GOLDMAN SACHS & CO. LLC
BOFA SECURITIES, INC.
DEUTSCHE BANK SECURITIES INC.
J.P. MORGAN SECURITIES LLC

on behalf of each of the Underwriters

BOFA SECURITIES, INC.

By:	/s/ Cody Kiechle
Name: Cody Kiechle
Title: Managing Director

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

GOLDMAN SACHS & CO. LLC
BOFA SECURITIES, INC.
DEUTSCHE BANK SECURITIES INC.
J.P. MORGAN SECURITIES LLC

on behalf of each of the Underwriters

DEUTSCHE BANK SECURITIES INC.

By:	/s/ John Han
Name: John Han
Title: Managing Director

By:	/s/ Ritu Ketkar
Name: Ritu Ketkar
Title: Managing Director

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

GOLDMAN SACHS & CO. LLC
BOFA SECURITIES, INC.
DEUTSCHE BANK SECURITIES INC.
J.P. MORGAN SECURITIES LLC

on behalf of each of the Underwriters

J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattacharyya
Name: Som Bhattacharyya
Title: Executive Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	2028 Floating Rate Notes	2029 Floating Rate Notes	2028 Fixed Rate Notes	2029 Fixed Rate Notes	2031 Fixed Rate Notes	2033 Fixed Rate Notes	2036 Fixed Rate Notes
Goldman Sachs & Co. LLC	$125,000,000	$187,500,000	$250,000,000	$250,000,000	$250,000,000	$312,500,000	$500,000,000
BofA Securities, Inc.	85,000,000	127,500,000	170,000,000	170,000,000	170,000,000	212,500,000	340,000,000
Deutsche Bank Securities Inc.	85,000,000	127,500,000	170,000,000	170,000,000	170,000,000	212,500,000	340,000,000
J.P. Morgan Securities LLC	85,000,000	127,500,000	170,000,000	170,000,000	170,000,000	212,500,000	340,000,000
Barclays Capital Inc.	30,000,000	45,000,000	$60,000,000	$60,000,000	$60,000,000	75,000,000	120,000,000
HSBC Securities (USA) Inc.	30,000,000	45,000,000	$60,000,000	$60,000,000	$60,000,000	75,000,000	120,000,000
Morgan Stanley & Co. LLC	30,000,000	45,000,000	$60,000,000	$60,000,000	$60,000,000	75,000,000	120,000,000
Academy Securities, Inc.	5,000,000	7,500,000	$10,000,000	$10,000,000	$10,000,000	12,500,000	20,000,000
Drexel Hamilton, LLC.	5,000,000	7,500,000	$10,000,000	$10,000,000	$10,000,000	12,500,000	20,000,000
Loop Capital Markets LLC	5,000,000	7,500,000	$10,000,000	$10,000,000	$10,000,000	12,500,000	20,000,000
R. Seelaus & Co., LLC	5,000,000	7,500,000	$10,000,000	$10,000,000	$10,000,000	12,500,000	20,000,000
Samuel A. Ramirez & Company, Inc.	5,000,000	7,500,000	$10,000,000	$10,000,000	$10,000,000	12,500,000	20,000,000
Siebert Williams Shank & Co., LLC	5,000,000	7,500,000	$10,000,000	$10,000,000	$10,000,000	12,500,000	20,000,000
Total	$500,000,000	$750,000,000	$1,000,000,000	$1,000,000,000	$1,000,000,000	$1,250,000,000	$2,000,000,000

SCHEDULE II

(a)
Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

None

(b)
Additional Documents Incorporated by Reference:

None

Annex II(a)

FORM OF OPINION OF LATHAM & WATKINS LLP

1.
The Company is a corporation under the California Corporations Code with corporate power and authority to own its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus (in each case including the Incorporated Documents). With your consent, based solely on certificates from public officials, we confirm that the Company is validly existing and in good standing under the laws of the State of California.

2.
The execution, delivery and performance of the Underwriting Agreement have been duly authorized by all necessary corporate action of the Company, and the Underwriting Agreement has been duly executed and delivered by the Company.

3.
The Indenture has been duly authorized by all necessary corporate action of the Company, has been duly executed and delivered by the Company, and is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

4.
The Notes have been duly authorized by all necessary corporate action of the Company and the Notes, when executed, issued and authenticated in accordance with the terms of the Indenture and delivered and paid for in accordance with the terms of the Underwriting Agreement, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.
The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

6.
The execution, delivery and the performance of the Underwriting Agreement and the Indenture, and the issuance and sale of the Notes by the Company to you and the other Underwriters pursuant to the Underwriting Agreement, do not on the date hereof:

(i)
violate the provisions of the Governing Documents;

(ii)
result in the breach of or a default under any of the Specified Agreements by the Company;

(iii)
violate any federal, New York or California statute, rule or regulation applicable to the Company; or

(iv)
require any consents, approvals, or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any federal, New York or California statute, rule or regulation applicable to the Company on or prior to the date hereof that have not been obtained or made.

7.
The Registration Statement has become effective under the Act. With your consent, based solely on a review of a list of stop orders on the Commission’s website at http://www.sec.gov/litigation/stoporders.shtml, we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. The Preliminary Prospectus has been filed in accordance with Rule 424(b) under the Act and the Prospectus has been filed in accordance with Rules 424(b) and 430B under the Act.

8.
The Registration Statement, at November 5, 2026, including the information deemed to be a part thereof pursuant to Rule 430B under the Act, and the Prospectus, as of its date, each are appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Trust Indenture Act and the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to Regulation S-T, Form T-1, or the financial statements, schedules or other financial data included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus. For purposes of this paragraph, we have assumed that the statements made in the Registration Statement and the Prospectus are correct and complete.

9.
The statements in the Time of Sale Information under the caption “Description of the Notes” and the Base Prospectus under the caption “Description of the Debt Securities,” insofar as they purport to describe or summarize certain provisions of the Notes or the Indenture, are accurate descriptions or summaries in all material respects.

10.
With your consent, based solely upon a certificate of an officer of the Company as to factual matters, the Company is not, and immediately after giving effect to the sale of the Notes in accordance with the Underwriting Agreement and the application of the proceeds as described in the Prospectus under the caption “Use of Proceeds,” will not be required to be, registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Annex II(b)

FORM OF NEGATIVE ASSURANCE LETTER OF latham & watkins LLP

Based on our participation, review and reliance as described above, we advise you that no facts came to our attention that caused us to believe that:

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the Registration Statement, as of the date of the Prospectus Supplement, including the information deemed to be a part of the Registration Statement pursuant to Rule 430B(f) under the Act (together with the Incorporated Documents at that date), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

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the Preliminary Prospectus, as of 5:30 PM New York time on the date of the Prospectus Supplement (together with the Incorporated Documents at that date), when taken together with the Final Term Sheet, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

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the Prospectus, as of the date of the Prospectus Supplement or as of the date hereof (together with the Incorporated Documents at those dates), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;